UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2025

MERUS N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-37773	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uppsalalaan 17
3584 CT Utrecht
The Netherlands
(Address of principal executive offices) (Zip Code)

+31 85 016 2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, €0.09 nominal value per share	MRUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed by Merus N.V. (the “Company”), a Dutch public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, on September 29, 2025, the Company entered into a Transaction Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”) with Genmab A/S, a public limited liability company (Aktieselskab) organized under the laws of Denmark (“Parent”), and Genmab Holding II B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands and a wholly owned subsidiary of Parent (“Purchaser”), to purchase all of the issued and outstanding common shares, nominal value €0.09 per share, of the Company (the “Common Shares”), in exchange for $97.00 per Common Share in cash (the “Offer Consideration”), without interest and subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the offer to purchase, dated October 21, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Offer to Purchase”), and in the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

The Offer expired at 5:00 p.m., New York City time, on December 11, 2025 (the “Expiration Time”), at which time all conditions to the Offer were satisfied or waived. Equiniti Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised Parent and Purchaser that, as of the Expiration Time, 71,463,077 Common Shares, representing approximately 94.2% of the issued and outstanding share capital of the Company (calculated in accordance with the Transaction Agreement), were validly tendered pursuant to the Offer and not properly withdrawn. The number of Common Shares tendered satisfied the minimum tender condition for the Offer. On December 12, 2025, Purchaser accepted for payment all Common Shares validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time and promptly thereafter paid (by delivery of funds to the Depositary) the Offer Consideration for such Common Shares in accordance with the terms of the Transaction Agreement (the “Closing”).

Pursuant to the Transaction Agreement, at the Closing, each outstanding and unexercised option to subscribe for or purchase Common Shares (each, a “Merus Option”) that was outstanding immediately prior to the Closing, whether or not fully vested and exercisable and whether or not then subject to any performance or other conditions, (i) vested in full at the Acceptance Time (as defined in the Transaction Agreement) and (ii) was canceled immediately prior to the Closing and converted automatically into the right to receive an amount in cash, without interest, equal to the product of (a) the amount by which the Offer Consideration exceeded the applicable exercise price per Common Share of such Merus Option and (b) the aggregate number of Common Shares underlying such Merus Option.

Following the Expiration Time, in accordance with the Transaction Agreement, Purchaser commenced a subsequent offering period (the “Subsequent Offering Period”) in accordance with Rule 14d-11 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 12, 2025. Common Shares validly tendered during the Subsequent Offering Period will be promptly paid for by Purchaser pursuant to the terms of the Offer. The Subsequent Offering Period will expire at 5:00 p.m., New York City time, on December 29, 2025.

The foregoing description of the Transaction Agreement is only a summary and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is incorporated by reference as Exhibit 2.1 hereto.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

On December 12, 2025, as of the Closing, Purchaser owned a total of 71,463,077 Common Shares, collectively representing approximately 94.2% of the issued and outstanding Common Shares, resulting in a change of control. The total aggregate consideration paid in the Offer was approximately $6.9 billion.

The information set forth under Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Transaction Agreement and the voting results of the Company’s extraordinary general meeting of shareholders, as of the Closing, the following directors ceased to be directors of the Company’s Board of Directors (the “Board”) and members of all committees of the Board on which such directors previously served: Sven (Bill) Ante Lundberg, M.D., Mark Iwicki, Len Kanavy, Paolo Pucci, Victor Sandor, M.D.C.M. and Jason Haddock. Maxine Gowen, Ph.D. and Anand Mehra, M.D. remain as directors of the Board and any committees of the Board for which they serve.

In addition, effective as of the Closing, each of Sven (Bill) Ante Lundberg, M.D. and Peter Silverman ceased to be an executive officer of the Company. Information about the severance benefits to which each of Dr. Lundberg and Mr. Silverman is entitled is set forth under the caption “Golden Parachute Compensation” beginning on page 135 of the Company’s definitive proxy statement on Schedule 14A filed with the SEC on November 12, 2025 and is incorporated herein by reference.

On December 12, 2025, as of the Closing, Jan van de Winkel, Ph.D., Greg Mueller, Anthony Pagano and Martine van Vugt, Ph.D. were appointed as directors of the Company, with Mr. Muller, Mr. Pagano and Dr. van Vugt serving as non-executive directors and Dr. van de Winkel serving as executive director. In addition, effective as of the Closing, Dr. van de Winkel became the Chief Executive Officer of the Company.

Biographical information about Dr. van de Winkel, Mr. Mueller, Mr. Pagano and Dr. van Vugt is set forth under the caption “Board of Directors and Corporate Governance” beginning on page 154 of the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on November 12, 2025 and is incorporated herein by reference.

On December 11, 2025, the Company entered into agreements with each of Sven (Bill) Ante Lundberg, M.D., Peter Silverman, Gregory Perry and Fabian Zohren, M.D, Ph.D., providing that, in the event that the applicable executive receives any payments or benefits that are subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, such executive will receive a payment from the Company that puts such executive in the same after-tax position as though such tax did not apply. The foregoing description of the agreements is qualified in its entirety by reference to the form of Gross-Up Agreement, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated as of September 29, 2025, by and among Genmab A/S, Genmab Holding II B.V. and Merus N.V. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed on September 29, 2025)

10.1	Form of Gross-Up Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERUS N.V.

Dated: December 12, 2025	By:	/s/ Jan G. J. van de Winkel
	Name:	Jan G. J. van de Winkel
	Title:	Chief Executive Officer